Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Julia Hallisey
Investor Relations
Tel: +1-203-504-1063
Aircastle Announces Third Quarter 2009 Results
Third Quarter Highlights
•	Total revenues of $165.7 million and EBITDA[1] of $135.0 million

•	Net income of $33.5 million, or $0.42 per diluted common share

•	Adjusted net income[1] of $35.7 million, or $0.45 per diluted common share

•	Adjusted net income plus depreciation and amortization[1] of $92.8 million, or $1.17 per diluted common share

•	100% weighted average fleet utilization

•	Purchase and lease back commitment with Avianca for a second A330-200 delivering in December 2009
Stamford, CT. November 6, 2009 — Aircastle Limited (the “Company” or “Aircastle”) (NYSE: AYR) reported third quarter net income of $33.5 million, or $0.42 per diluted common share and adjusted net income of $35.7 million, or $0.45 per diluted common share.
Aircastle CEO Ron Wainshal commented, “Operating performance during the third quarter was excellent with utilization at almost 100 percent and with unrestricted cash building to $132 million at September 30th. Combined with our strong operating performance and access to capital, we are poised for growth and are actively pursuing new opportunities.”
Third quarter total revenues were $165.7 million, an increase of $21.3 million from the third quarter 2008. The increase was driven by higher maintenance revenue of $25.9 million and $9.4 million of lease termination revenue over the same period a year ago. These increases were offset by higher lease incentive amortization of $5.8 million and a reduction in lease rental revenue of $8.3 million.

[1]	Refer to the selected financial information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers.

Lease rental revenue of $128.3 million declined by $8.3 million from the third quarter 2008. An increase in revenues of $4.5 million related to aircraft acquisitions was offset by a decrease of $5.8 million related to aircraft sold, $2.2 million due to aircraft in freighter conversion and $4.1 million related to lease transitions and extensions.
EBITDA was $135.0 million, up $5.8 million from the third quarter of 2008 due primarily to higher maintenance and lease termination revenue totaling $35.3 million, offset by lower lease rental revenue of $8.3 million, higher maintenance and other costs of $3.9 million due mainly to transitions, and $18.2 million of impairment charges.
Adjusted net income plus depreciation and amortization was $92.8 million, an increase of $7.5 million compared to the third quarter of 2008. The year over year change was driven primarily by higher maintenance and lease termination revenue totaling $35.3 million, and lower adjusted interest, net of $2.2 million, offset by lower lease rental revenue of $8.3 million, higher maintenance and other costs of $3.9 million, and $18.2 million of impairment charges.
Adjusted net income was $35.7 million, up $0.7 million compared to the third quarter of 2008. The year over year change reflects higher maintenance and lease termination revenue totaling $35.3 million, and lower adjusted interest, net of $2.2 million, offset by lower lease rental revenue of $8.3 million, higher lease incentive amortization of $5.8 million, higher maintenance and other costs of $3.9 million, and $18.2 million of impairment charges.
In connection with the sale and early return of aircraft in the third quarter of 2009, Aircastle’s results included maintenance revenue of $11.6 million and lease termination revenue of $9.4 million, which were offset by $18.2 million in aircraft impairment charges and a gain on the sale of the aircraft of $0.2 million, resulting in incremental pre-tax income of $3.0 million.
Aviation Assets
As of September 30, 2009, Aircastle owned 128 aircraft having a net book value of $3.8 billion.

Owned Aircraft
as of
September 30,
2009(A)
107 Passenger Aircraft	70%
21 Freighter Aircraft(B)	30%
Number of Lessees	60
Number of Countries	34
Weighted Average Remaining Lease Term (years) (B)	4.9
Percentage of Aircraft Leased Outside U.S.	90%
Percentage of “Latest Generation” Aircraft	88%
Weighted Average Fleet Utilization during Q3 2009	100%

(A) —	Percentages calculated using net book value.

(B) —	Four Boeing Model 737-400 aircraft which will be converted to freighter configuration are included as “Freighter” aircraft; the remaining lease terms for these aircraft, for which we have executed leases post-conversion, are measured on the ten-year terms of the post-conversion leases.

Aircastle entered into a commitment with Aerovias del Continente Americano (“Avianca”) to purchase and lease back a new A330-200 delivering in December 2009. This new transaction would represent an advancement of one of Aircastle’s new A330 aircraft order positions. We anticipate this transaction will be funded with ECA-supported financing along terms similar to the transaction we completed in May 2009.
Conference Call
In connection with this earnings release, management will host an earnings conference call on Friday, November 6, 2009 at 11:00 A.M. Eastern time. All interested parties are welcome to participate on the live call. The conference call can be accessed by dialing (866) 510-4578 (from within the U.S.) or (706) 634-9537 (from outside of the U.S.) ten minutes prior to the scheduled start and referencing the “Aircastle Third Quarter Earnings Call.”
A webcast of the conference call will be available to the public on a listen-only basis at www.aircastle.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the webcast will be available for three months following the call.
For those who are not available to listen to the live call, a replay will be available until 11:59 P.M. Eastern time on Friday, November 13, 2009 by dialing (800) 642-1687 (from within the U.S.) or (706) 645-9291 (from outside of the U.S.); please reference passcode “36526839.”
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2009 Aircastle’s aircraft portfolio consisted of 128 aircraft and had 60 lessees located in 34 countries.
Safe Harbor
Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, raise capital, pay dividends, and increase revenues, earnings and EBITDA and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and yields and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2008 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Aircastle Limited and Subsidiaries
Consolidated Balance Sheets
(Dollars in thousands, except share data)

	December 31,	September 30,
	2008	2009
		(Unaudited)
ASSETS
Cash and cash equivalents	$80,947	$132,408
Accounts receivable	3,161	4,065
Debt investments	14,349	7,136
Restricted cash and cash equivalents	182,623	218,079
Restricted liquidity facility collateral	—	81,000
Flight equipment held for lease, net of accumulated depreciation of $371,591 and $521,251	3,837,543	3,767,314
Aircraft purchase deposits and progress payments	68,923	109,454
Leasehold improvements, furnishings and equipment, net of accumulated depreciation of $1,999 and $2,349	1,174	907
Other assets	62,852	70,519

Total assets	$4,251,572	$4,390,882

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Borrowings from securitizations and term debt financings	$2,476,296	$2,435,593
Accounts payable, accrued expenses and other liabilities	60,789	59,205
Dividends payable	7,862	7,923
Lease rentals received in advance	28,463	27,758
Liquidity facility	—	81,000
Security deposits	65,307	73,131
Maintenance payments	224,288	250,018
Fair value of derivative liabilities	276,401	205,549

Total liabilities	3,139,406	3,140,177

Commitments and Contingencies

SHAREHOLDERS’ EQUITY
Preference shares, $.01 par value, 50,000,000 shares authorized, no shares issued and outstanding	—	—
Common shares, $.01 par value, 250,000,000 shares authorized, 78,620,320 shares issued and outstanding at December 31, 2008; and 79,234,663 shares issued and outstanding at September 30, 2009	786	792
Additional paid-in capital	1,474,455	1,478,275
Retained earnings (deficit)	(473)	55,256
Accumulated other comprehensive loss	(362,602)	(283,618)

Total shareholders’ equity	1,112,166	1,250,705

Total liabilities and shareholders’ equity	$4,251,572	$4,390,882

Aircastle Limited and Subsidiaries
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Revenues:
Lease rental revenue	$136,578	$128,283	$405,206	$383,683
Amortization of net lease discounts and lease incentives	1,781	(3,992)	6,929	(7,919)
Maintenance revenue	5,433	31,376	9,575	47,616

Total lease rentals	143,792	155,667	421,710	423,380
Interest income	628	556	2,533	1,783
Other revenue	34	9,517	562	9,628

Total revenues	144,454	165,740	424,805	434,791

Expenses:
Depreciation	52,020	53,130	151,840	156,379
Interest, net	54,112	43,032	146,442	127,925
Selling, general and administrative (including non-cash share based payment expense of $1,659 and $1,742 for the three months ended, and $4,872 and $5,129 for the nine months ended September 30, 2008 and 2009, respectively)	11,641	11,074	34,484	33,291
Impairment of aircraft	—	18,211	—	18,211
Maintenance and other costs	891	4,836	2,133	15,114

Total expenses	118,664	130,283	334,899	350,920

Other income (expense):
Gain on sale of aircraft	772	162	5,898	162
Other	(1,673)	(738)	(590)	855

Total other income (expense)	(901)	(576)	5,308	1,017

Income from continuing operations before income taxes	24,889	34,881	95,214	84,888
Income tax provision	1,315	1,423	4,662	5,388

Net income	$23,574	$33,458	$90,552	$79,500

Earnings per common share — Basic	$0.30	$0.42	$1.15	$1.00

Earnings per common share — Diluted	$0.30	$0.42	$1.15	$1.00

Dividends declared per share	$0.25	$0.10	$0.75	$0.30

Aircastle Limited and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2008	2009
Cash flows from operating activities:

Net income	$90,552	$79,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	151,840	156,379
Amortization of deferred financing costs	9,773	8,808
Amortization of net lease discounts and lease incentives	(6,929)	7,919
Deferred income taxes	3,344	4,560
Accretion of purchase discounts on debt investments	(419)	(430)
Non-cash share based payment expense	4,872	5,129
Cash flow hedges reclassified into earnings	10,740	13,690
Ineffective portion of cash flow hedges	7,977	(2,874)
Gain on sale of flight equipment	(5,898)	(162)
Security deposits and maintenance payments included in earnings	(9,171)	(36,982)
Loss on sale of investments	245	131
Impairment of aircraft	—	18,211
Other	943	(556)
Changes in certain assets and liabilities:
Accounts receivable	903	(909)
Restricted cash and cash equivalents	(47,923)	(35,456)
Other assets	1,797	(1,975)
Accounts payable, accrued expenses and other liabilities	3,911	(8,397)
Payable to affiliates	(200)	—
Lease rentals received in advance	(2,796)	(537)

Net cash provided by operating activities	213,561	206,049

Cash flows from investing activities:
Acquisition and improvement of flight equipment and lease incentives	(228,934)	(124,082)
Aircraft purchase deposits and progress payments, net of returned deposits	(2,154)	(41,912)
Proceeds from sale of flight equipment	48,882	10,601
Restricted cash from disposition of flight equipment	(12,294)	—
Proceeds from sale of debt investments	65,335	5,423
Principal repayments on debt investments	11,674	3,787
Collateral call payments on derivatives and repurchase agreements	(349,123)	—
Collateral call receipts on derivatives and repurchase agreements	375,066	—
Leasehold improvements, furnishings and equipment	(365)	(82)

Net cash used in investing activities	(91,913)	(146,265)

Cash flows from financing activities:
Issuance, net of repurchases, of common shares to directors and employees	(1,263)	(247)
Proceeds from term debt financings	992,715	70,916
Securitization and term debt financing repayments	(85,055)	(111,619)
Restricted cash and cash equivalents related to unreleased term debt financing borrowings	(87,462)	—
Deferred financing costs	(23,346)	(3,588)
Credit facility borrowings	482,723	—
Credit facility repayments	(1,167,578)	—
Restricted secured liquidity facility collateral	—	(81,000)
Secured liquidity facility collateral	—	81,000
Principal repayments on repurchase agreements	(67,744)	—
Security deposits and maintenance payments received	83,966	96,162
Security deposits and maintenance payments returned	(22,493)	(33,479)
Payments for terminated cash flow hedges	(68,332)	(2,758)
Dividends paid	(94,291)	(23,710)

Net cash (used in) provided by financing activities	(58,160)	(8,323)

Net increase in cash and cash equivalents	63,488	51,461
Cash and cash equivalents at beginning of period	13,546	80,947

Cash and cash equivalents at end of period	$77,034	$132,408

Aircastle Limited and Subsidiaries
Supplemental Financial Information
(Amount in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009

Revenues	$144,454	$165,740	$424,805	$434,791

EBITDA	$129,240	$135,035	$386,567	$377,111

Adjusted net income	$35,019	$35,668	$104,229	$83,677

Adjusted net income allocable to common shares	$34,602	$35,060	$103,056	$82,295
Per common share — Basic	$0.44	$0.45	$1.33	$1.06
Per common share — Diluted	$0.44	$0.45	$1.33	$1.06

Adjusted net income plus depreciation and amortization	$85,258	$92,790	$249,140	$247,975

Adjusted net income plus depreciation and amortization allocable to common shares	$84,242	$91,208	$246,336	$243,880
Per common share — Basic	$1.08	$1.17	$3.17	$3.13
Per common share — Diluted	$1.08	$1.17	$3.17	$3.13

Basic common shares outstanding	77,768	78,013	77,744	77,977
Diluted common shares outstanding	77,768	78,013	77,744	77,977
Refer to the selected information accompanying this press release for a reconciliation of GAAP to Non-GAAP information.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Net income	$23,574	$33,458	$90,552	$79,500

Depreciation	52,020	53,130	151,840	156,379
Amortization of net lease discounts and lease incentives	(1,781)	3,992	(6,929)	7,919

Interest, net	54,112	43,032	146,442	127,925

Income tax provision	1,315	1,423	4,662	5,388

EBITDA	$129,240	$135,035	$386,567	$377,111

We define EBITDA as income from continuing operations before income taxes, interest expense, and depreciation and amortization. We use EBITDA to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance. Using EBITDA assists us in comparing our operating performance on a consistent basis by removing the impact of our capital structure (primarily interest charges on our outstanding debt) and asset base (primarily depreciation and amortization) from our operating results.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Adjusted Net Income plus Depreciation Reconciliation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2009	2008	2009
Net income	$23,574	$33,458	$90,552	$79,500
Ineffective portion and termination of cash flow hedges(1)	10,545	1,633	17,575	4,764
Mark to market adjustment on undesignated derivatives(2)	1,672	608	942	(556)
Write-off of deferred financing fees	—	—	813	—
Gain on sale of aircraft	(772)	(162)	(5,898)	(162)
Loss on sale of debt investments(2)	—	131	245	131

Adjusted net income	$35,019	$35,668	$104,229	$83,677

Depreciation	52,020	53,130	151,840	156,379
Amortization of net lease discounts and lease incentives	(1,781)	3,992	(6,929)	7,919

Adjusted net income plus depreciation and amortization	$85,258	$92,790	$249,140	$247,975

(1)	Included in Interest, net

(2)	Included in Other income (expense)
We adjust net income for ineffective portion and termination of cash flow hedges, write-off of deferred financing fees, mark to market and termination of interest rate swaps, loss on sale of debt investments and gain on sale of flight equipment. We use adjusted net income to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying long-term trends in our performance net of non-recurring items.
We use adjusted net income plus depreciation and amortization to assess our consolidated financial and operating performance, and we believe this non-GAAP measure is helpful in identifying trends in our performance on an operating cash flow basis after taking into account interest expense on our outstanding indebtedness.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2009		September 30, 2009
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	78,013	98.30%	77,977	98.35%
Unvested restricted common shares outstanding	1,353	1.70%	1,309	1.65%

Total weighted average shares outstanding	79,366	100.00%	79,286	100.00%

Common shares outstanding — Basic	78,013	100.00%	77,977	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	78,013	100.00%	77,977	100.00%

Net income allocation
Net income	$33,458	100.00%	$79,500	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(570)	(1.70)%	(1,313)	(1.65)%

Earnings available to common shares	$32,888	98.30%	$78,187	98.35%

Adjusted net income allocation
Adjusted net income	$35,668	100.00%	$83,677	100.00%
Amounts allocated to unvested restricted shares	(608)	(1.70)%	(1,382)	(1.65)%

Amounts allocated to common shares	$35,060	98.30%	$82,295	98.35%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$92,790	100.00%	$247,975	100.00%
Amounts allocated to unvested restricted shares	(1,582)	(1.70)%	(4,095)	(1.65)%

Amounts allocated to common shares	$91,208	98.30%	$243,880	98.35%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.

Aircastle Limited and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures
Reconciliation of Net Income Allocable to Common Shares
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2008
	Shares	Percent(2)	Shares	Percent(2)
Weighted average shares
Common shares outstanding — Basic	77,768	98.81%	77,744	98.87%
Unvested restricted common shares outstanding	938	1.19%	885	1.13%

Total weighted average shares outstanding	78,706	100.00%	78,629	100.00%

Common shares outstanding — Basic	77,768	100.00%	77,744	100.00%
Effect of dilutive shares(1)	—	—	—	—

Common shares outstanding — Diluted	77,768	100.00%	77,744	100.00%

Net income allocation
Net income	$23,574	100.00%	$90,552	100.00%
Distributed and undistributed earnings allocated to unvested restricted shares	(281)	(1.19)%	(1,019)	(1.13)%

Earnings available to common shares	$23,293	98.81%	$89,533	98.87%

Adjusted net income allocation
Adjusted net income	$35,019	100.00%	$104,229	100.00%
Amounts allocated to unvested restricted shares	(417)	(1.19)%	(1,173)	(1.13)%

Amounts allocated to common shares	$34,602	98.81%	$103,056	98.87%

Adjusted net income plus depreciation and amortization allocation
Adjusted net income plus depreciation and amortization	$85,258	100.00%	$249,140	100.00%
Amounts allocated to unvested restricted shares	(1,016)	(1.19)%	(2,804)	(1.13)%

Amounts allocated to common shares	84,242	98.81%	$246,336	98.87%

(1)	The Company had no dilutive common share equivalents for the periods presented.

(2)	Percentages rounded to two decimal places.